CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-138426 on Form S-3 of our reports dated March 17, 2008, relating to the consolidated balance sheets of Cogdell Spencer, Inc. and subsidiaries as of December 31, 2007 and 2006, and the related consolidated statements of operations, stockholders’ equity, and cash flows for each of the two years ended December 31, 2007 and December 31, 2006, and for the period from November 1, 2005 (commencement of operations) through December 31, 2005, and the related consolidated statements of operations, owners’ equity, and cash flows of Cogdell Spencer, Inc. Predecessor, as defined in note 1 to the consolidated and combined financial statements, for the period from January 1, 2005 through October 31, 2005, and the effectiveness of Cogdell Spencer Inc.’s internal control over financial reporting, appearing in this Annual Report on Form 10-K of Cogdell Spencer Inc. for the year ended December 31, 2007.

/s/  DELOITTE & TOUCHE LLP
DELOITTE & TOUCHE LLP

Raleigh, North Carolina
March 17, 2008